[DONALDSON LETTERHEAD]

October 12, 2000

VIA EDGAR


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  Donaldson Company, Inc.
     2000 Definitive Proxy Materials
     Commission File Number 1-7891

Ladies and Gentlemen:

On behalf of Donaldson Company, Inc. (the "Company"), pursuant to Rule 14a-6(b) of the Securities Exchange Act of 1934, as amended, there is transmitted herewith for filing via EDGAR the Company's definitive Proxy Statement, Form of Proxy and Notice of Annual Meeting of Stockholders.

Please call me, at (952) 887-3631, with any questions regarding this matter. Thank you.

Very truly yours,


/s/Norman C. Linnell
--------------------
Norman C. Linnell
Secretary

NCL:am

Enclosures

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                            DONALDSON COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
     [_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                                   [LOGO](TM)
                                  DONALDSON(R)



                             DONALDSON COMPANY, INC.

                              1400 WEST 94TH STREET
                        MINNEAPOLIS, MINNESOTA 55431-2370

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS


TIME:                 10:00 a.m., central time, Friday, November 17, 2000

PLACE: The Conference Center at Atrium Center, 3105 E. 80th Street, Bloomington, Minnesota.

ITEMS OF BUSINESS:    (1) Election of three directors;

                      (2) Ratification of appointment of Arthur Andersen LLP as
                          Donaldson Company's independent auditors; and

                      any other business that properly comes before the meeting.

RECORD DATE:          You can vote if you are a stockholder of record on
                      September 22, 2000. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company, 1400 West 94th
                      Street, Minneapolis, Minnesota.

PROXY VOTING:         It is important that your shares be represented and voted
                      at the Annual Meeting. Please vote your proxy promptly by telephone or by completing the proxy card and returning it promptly in the envelope provided. All shareholders are cordially invited to attend the Annual Meeting.

                   PROMPTLY VOTING YOUR PROXY WILL ASSURE YOUR
                      REPRESENTATION AT THE ANNUAL MEETING


                                       By Order of the Board of Directors


                                       Norman C. Linnell
                                       SECRETARY

                      Dated: October 12, 2000

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Proxy Statement ..........................................................     1
 Solicitation of Proxies .................................................     1
 Voting Securities .......................................................     1
Security Ownership .......................................................     2
Election of Directors ....................................................     3
 Nominees for Election ...................................................     4
 Directors Continuing in Office ..........................................     4
 Director Compensation ...................................................     4
Audit Committee Report ...................................................     5
Independent Auditors .....................................................     6
Executive Compensation ...................................................     7
Human Resources Committee Report on Executive Compensation ...............    10
Performance Graphs .......................................................    11
Pension Benefits .........................................................    13
Compliance with Section 16(a) of the Securities Exchange Act of 1934 .....    14
Change-in-Control Arrangements ...........................................    14
2001 Stockholder Proposals ...............................................    14
Other Matters ............................................................    14
Appendix A ...............................................................   A-1

                             DONALDSON COMPANY, INC.
                              1400 WEST 94TH STREET
                          MINNEAPOLIS, MINNESOTA 55431


                          -----------------------------
                                 PROXY STATEMENT
                          MAILING DATE OCTOBER 12, 2000
                          -----------------------------


SOLICITATION OF PROXIES
     The enclosed proxy is solicited by the Board of Directors of Donaldson Company, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on November 17, 2000, and at any adjournments thereof. The person signing a proxy may revoke it any time before it is exercised. Each valid proxy received prior to the meeting will be voted according to the stockholder's directions. If no direction is given, such proxies will be voted in favor of (1) the nominees for directors identified herein, and (2) ratifying the auditors named herein.

     The Company will pay for the cost of this solicitation of proxies. In addition to solicitation of proxies by the use of the mails, there may be incidental personal solicitations by telephone, special communications or in person, by officers, directors and regular employees of the Company who will not receive additional compensation therefor. The Company will reimburse banks, brokerage firms and other nominees, custodians and fiduciaries for reasonable expenses incurred by them in sending proxy materials and annual reports to the beneficial owners of stock. The Company has engaged Morrow & Co., Inc. to assist in proxy solicitation for an estimated fee of $5,000 plus out-of-pocket expenses. This proxy statement and the accompanying proxy are first being mailed to stockholders on or about October 12, 2000. The 2000 Annual Report to Shareholders for the fiscal year ended July 31, 2000 is being mailed with this Proxy Statement.


VOTING SECURITIES
     Stockholders of record as of the close of business on September 22, 2000 will be entitled to vote at the meeting. The Company then had approximately 44,681,913 shares of Common Stock outstanding, each of which entitles its holder to one vote. Representation at the meeting of a majority of the outstanding shares is required for a quorum.

     If an executed proxy card is returned or a proxy is voted by telephone, and the stockholder has abstained from voting on any matter or, in the case of the election of directors has withheld authority to vote with respect to any or all of the nominees, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter or, in the case of the election of directors, in favor of such nominee or nominees. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

     Shares of Common Stock credited to the accounts of participants in the automatic Dividend Reinvestment Program of the Company have been added to the participants' other holdings and included in the enclosed proxy. Participants in the Company's employee benefit plans are entitled to instruct the plan trustee as to how to vote all shares of Donaldson Common Stock allocated to their accounts under the plans as of the record date, and will receive a separate voting instruction card for directing the plan trustee to vote such shares.

                               SECURITY OWNERSHIP

     Set forth below is information regarding persons known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company based on the number of shares of Common Stock outstanding on September 22, 2000:

      NAME AND ADDRESS                            AMOUNT AND NATURE      PERCENT
      OF BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP  OF CLASS
      -------------------                      -----------------------  --------
      Donaldson Company, Inc.
      Employee Stock Ownership Plan ...........      5,202,758(1)         11.6%
       c/o Fidelity Management Trust Company
       82 Devonshire Street
       Boston, MA 02109

      Pioneering Management Corporation .......      4,890,000(2)         10.9%
       60 State Street
       Boston, MA 02109

---------------------
(1) These shares are held in trust for the benefit of participants in the Company's ESOP for which Fidelity Management Trust Company is the trustee and claims no voting or investment power over the indicated shares.

(2) Pioneering Management Corporation is a registered investment adviser with sole voting power with respect to all 4,890,000 shares and shared investment power with respect to all 4,890,000 shares. Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by Pioneering Management Corporation with respect to shares held as of December 31, 1998.

The following table sets forth information as of September 30, 2000, regarding the beneficial ownership of the Company's Common Stock by each director, each of the Named Officers (as hereinafter defined) and all executive officers and directors of the Company as a group. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner.

                                               TOTAL       PERCENT   EXERCISABLE
     NAME OF INDIVIDUAL OR GROUP            SHARES (1)(2)  OF CLASS  OPTIONS (1)
     ---------------------------            -------------  --------  -----------
     William G. Van Dyke .................   1,099,978(3)     2.5      662,656
     Nickolas Priadka ....................     292,452(4)      *       157,131
     James R. Giertz .....................     262,012         *       162,336
     William M. Cook .....................     204,506         *       139,782
     Lowell F. Schwab ....................     172,832         *       121,108
     S. Walter Richey ....................      58,499(5)      *        30,000
     Kendrick B. Melrose .................      56,947         *        30,000
     Stephen W. Sanger ...................      50,890         *        30,000
     Jack W. Eugster .....................      44,644         *        26,000
     F. Guillaume Bastiaens ..............      25,620         *        18,000
     Paul B. Burke .......................      22,691         *        14,000
     Janet M. Dolan ......................      21,430         *        14,000
     John F. Grundhofer ..................      14,972         *        10,000
     Directors and Officers as a Group ...   2,591,885        5.7    1,638,038

----------------------
 *   Less than 1%

(1) Includes restricted shares and the shares underlying options exercisable within 60 days, as listed under the Exercisable Options column.

(2) Includes the following shares held in the ESOP trust: Mr. Van Dyke, 27,438 shares; Mr. Priadka, 20,859 shares; Mr. Giertz, 3,744 shares; Mr. Cook, 17,258 shares; Mr. Schwab, 11,953 shares. Voting of shares held in the ESOP Trust is passed through to the participants. Also includes the following shares held in the 401K Plan trust: Mr. Van Dyke, 0 shares; Mr. Priadka, 0 shares; Mr. Giertz, 3,930 shares; Mr. Cook, 2,452 shares; Mr. Schwab, 6,286 shares. Voting of shares held in the 401K Plan Trust is passed through to the participants. Also includes the following shares held in the deferred compensation and 401K Excess Plan trust: Mr. Van Dyke, 5,425 shares; Mr. Piadka, 1,015 shares; Mr. Giertz, 1,012 shares; Mr. Cook, 1,119 shares; Mr. Schwab, 852 shares. Voting of shares held in the Deferred Compensation and 401K Excess Plan trust is passed through to the participants.

(3) Includes 262, 862 shares held in a family trust of which Mr. Van Dyke is a trustee and a beneficiary, as to which he shares voting and investment power, and 61,636 shares held in a family trust of which Mr. Van Dyke is a trustee, as to which he shares voting and investment power; and 9,000 shares underlying options gifted to immediate family members.

(4) Includes 24,358 shares held in a trust of which Mr. Priadka is a trustee and has shared voting and investment power.

(5)  Includes 7,494 shares held by spouse.


                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall consist of not less than three nor more than 15 directors and that the number of directors may be fixed from time to time by the affirmative vote of a majority of the directors. The Board of Directors has fixed the number of directors constituting the entire Board at nine. Vacancies and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office and the directors so chosen will hold office until the next election of the class for which such directors shall have been chosen and until their successors are elected and qualified. Directors are elected for a term of three years with positions staggered so that approximately one-third of the directors are elected at each annual meeting of the stockholders. The terms of Jack W. Eugster, John F. Grundhofer and William G. Van Dyke expire at the annual meeting. Mr. Eugster was elected by the Board in 1993, Mr. Grundhofer in 1997 and Mr. Van Dyke in 1994. It is intended that proxies received will be voted, unless authority is withheld, FOR the election of the nominees presented on Page 4, namely Jack W. Eugster, John F. Grundhofer and William G. Van Dyke. The director nominees receiving the highest number of votes will be elected to fill the seats on the Board.

     The Board of Directors meets on a regularly scheduled basis. During the past fiscal year, the Board held six meetings. Each director attended at least 75% of the aggregate of the Board meetings and meetings of Board committees on which each served, with the exception of F. Guillaume Bastiaens who attended 70%.

     The Board of Directors has assigned certain responsibilities to standing committees. The Audit Committee is composed of directors F. Guillaume Bastiaens, Janet M. Dolan, Kendrick B. Melrose, S. Walter Richey (Chair) and Stephen W. Sanger, all of whom are non-employee directors. The Audit Committee held three meetings during the past fiscal year. The responsibilities of the Audit Committee are set forth in its Charter, which is reviewed and amended periodically, as appropriate. The Charter is attached as Appendix A to this Proxy Statement. The Audit Committee satisfied its obligations under the Charter this past year.

     The Human Resources Committee is composed of directors Paul B. Burke, Jack
W. Eugster, John F. Grundhofer, Kendrick B. Melrose and Stephen W. Sanger (Chair), all of whom are non-employee directors. This Committee held two meetings during the past fiscal year. The functions of this committee include review of management development, approval of compensation arrangements for senior management and administration of the Company's stock compensation plans.

     The Corporate Governance Committee is composed of directors Paul B. Burke, Janet M. Dolan, Jack W. Eugster (Chair), John F. Grundhofer and S. Walter Richey, all of whom are non-employee directors. This Committee held one meeting formally during the past fiscal year. The Committee's duties are to review the organization of the Board and its committees, propose to the Board a slate of directors for election by the stockholders at each Annual Meeting, propose candidates to fill vacancies on the Board and approval of director compensation. The Committee will consider nominees for director recommended by stockholders. Recommendations should be addressed to the Secretary, Donaldson Company, Inc., P.O. Box 1299, Minneapolis, MN 55440. Any proposal by a stockholder for the nomination of a candidate for director at the annual meeting for the election of directors is required by the Company's Bylaws to be submitted in writing to the Secretary and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting.

     The Board of Directors has no reason to believe that any nominees will be unavailable or unable to serve, but in the event any nominee is not a candidate at the meeting, the persons named in the enclosed proxy intend to vote in favor of the remaining nominees and of such other person, if any, as they may determine.

     The table below and on the following page sets forth additional information with respect to each nominee for election as a director and each other person whose term of office as a director will continue after the meeting.

                              NOMINEES FOR ELECTION

NAME                             PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----                          --------------------------------------------------
FOR A TERM EXPIRING IN 2003:

 Jack W. Eugster              Chairman, President and Chief Executive Officer of
   Age - 55                   The Musicland Group, Inc. (retail consumer
   Director since 1993        products). Also, a director of Shopko Stores, Inc.

 John F. Grundhofer           Chairman (1999), and Chief Executive Officer of
   Age - 61                   U.S. Bancorp (financial services). Also, a
   Director since 1997        director of Minnesota Life Insurance Company.

 William G. Van Dyke          Chairman and Chief Executive Officer (1996) and
   Age - 55                   President (1994) of the Company. Also, a director
   Director since 1994        of Graco Inc.

                         DIRECTORS CONTINUING IN OFFICE

NAME                             PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----                          --------------------------------------------------
TERMS EXPIRING IN 2002:

 F. Guillaume Bastiaens       Vice Chairman of Cargill, Inc. (1997) and
   Age - 57                   President, Food Sector of Cargill, Inc.
   Director Since 1995        (Agribusiness). Previously, Executive Vice
                              President of Cargill, Inc.

 Janet M. Dolan               Chief Executive Officer (1999) and President
   Age - 51                   (1998). Previously Chief Operating Officer (1998)
   Director Since 1996        and Executive Vice President of Tennant Company
                              (manufacturer of floor maintenance equipment and coating products). Also, a director of William
                              Mitchell College of Law.

 S. Walter Richey             Retired Chairman, President and Chief Executive
   Age - 64                   Officer of Meritex, Inc. (real estate management,
   Director Since 1991        development and warehousing). Mr. Richey was with
                              Meritex (and its predecessor company) from 1973 until 1998. Also, a director of U.S. Bancorp and a member of the Board of Overseers of the Curtis L.
                              Carlson School of Management at the University of Minnesota.

TERMS EXPIRING IN 2001:

 Paul B. Burke                Chairman, President and Chief Executive Officer of
   Age - 44                   BMC Industries, Inc. (manufacturer of precision
   Director Since 1996        imaged and optical products).

 Kendrick B. Melrose          Chairman and Chief Executive Officer of The Toro
   Age - 60                   Company (manufacturer of outdoor maintenance
   Director since 1991        products). Also, a director of SurModics, Inc. and
                              The Valspar Corporation.

 Stephen W. Sanger            Chairman and Chief Executive Officer of General
   Age - 54                   Mills, Inc. (consumer products and services). Also
   Director since 1992        a director of Target Corporation.


DIRECTOR COMPENSATION
     Directors who are not employees receive a retainer fee of $26,000 annually and are paid $1,000 for each Board or Committee meeting attended. Committee Chairs receive an additional annual retainer of $2,500. Pursuant to the Company's Compensation Plan for Non-Employee Directors, any non-employee director may elect, prior to each year of their term, to defer all or part of his or her director compensation received during the upcoming year. Each participating director is entitled to a Company credit on the balance in his or her deferral account at the ten-year Treasury Bond rate plus 2%. The deferral election must also specify the manner for distribution of the deferral balance.

     The 1991 Master Stock Compensation Plan, as amended (the "Plan"), provides for non-employee directors to be credited with shares to a deferred stock account in lieu of 30% of the annual retainer for services as a Director to be rendered in the following service year. The Plan also allows a director to elect to receive a credit of shares to a deferred stock account in lieu of all or part of the remaining retainer and meeting fees. The directors also receive a credit for dividend reinvestment shares. The Company contributes an amount equal to the deferred stock accounts to a trust and the trust purchases shares of Donaldson Common Stock. Each director is entitled to direct the trustee to vote all shares allocated to the director's account in the trust. The Common Stock will be distributed to each director following the director's retirement from the Board pursuant to the director's deferral payment election. The trust assets remain subject to the claims of the Company's creditors. The trust becomes irrevocable in the event of a "Change in Control" as defined under the Plan.

     The Company's Non-Qualified Stock Option Program for Non-employee Directors provides for the automatic grant of a non-qualified stock option for 3,600 shares of Common Stock to each non-employee Director of the Company who is a member of the Board on December 1 each year. The exercise price of such options is the closing price of Common Stock in consolidated trading on the first business day of December in the respective year. The options awarded in the years prior to and after December 1, 1998 are fully vested and have a term of ten years. The options awarded on December 1, 1998 vest annually beginning on the first anniversary in three equal installments and have a term of ten years. The option award was modified beginning in 1998 to include a "reload option" granted at the time of exercise of the original option for the number of shares equal to the shares used in payment of the purchase price. The one-time reload option feature is similar to that included in the option grants to officers.

     Shares credited to deferred stock accounts to non-employee directors under the 1991 Master Stock Compensation Plan in fiscal 2000, were as follows:
Bastiaens, 290 shares, Burke, 1,283 shares, Dolan, 1,248 shares, Eugster, 1,109 shares, Grundhofer, 1,324 shares, Melrose, 1,408 shares, Richey, 1,438 shares, and Sanger, 1,608 shares.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors, consisting of five, independent, non-employee directors, assists the board in carrying out its oversight responsibilities for the Company's financial reporting process, audit process and internal controls. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter attached as Appendix A to this Proxy Statement. The Audit Committee reviews and recommends to the Board of Directors
(i) that the audited financial statements be included in the Company's Annual Report on Form 10-K; and (ii) the selection of the independent public accountants to audit the books and records of the Company.

     The Audit Committee has (i) reviewed and discussed the Company's audited financial statements for the fiscal year ending July 31, 2000 with the Company's management and with the Company's independent auditors; (ii) discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and (iii) received and discussed the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees). Based on the review and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ending July 31, 2000 for filing with the SEC.

Audit Committee

S. Walter Richey, Chair             Kendrick B. Melrose
F. Guillaume Bastiaens              Stephen W. Sanger
Janet M. Dolan

                              INDEPENDENT AUDITORS

     On March 17, 2000, the Company determined not to re-engage its independent auditors, Ernst & Young LLP ("E&Y") and appointed Arthur Andersen LLP as its new independent auditors, effective immediately. This determination followed the Company's decision to seek proposals from independent accounting firms, including E&Y, with respect to the engagement of independent accountants to audit the Company's financial statements for the fiscal year ending July 31, 2000. The decision not to re-engage E&Y and to retain Arthur Andersen was approved by the Company's Board of Directors upon the recommendation of its Audit Committee.

     The reports of E&Y on the financial statements of the Company for its fiscal years ended July 31, 1999 and July 31, 1998 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period through March 17, 2000, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports.

     The Company did not, during the Company's two most recent fiscal years or the subsequent interim period through March 17, 2000, consult with Arthur Andersen on items which concerned the subject matter of a disagreement or reportable event with E&Y (as described in Regulation S-K Item 304(a)(2)).

     The Company reported the change in accountants on Form 8-K on March 21, 2000. The Form 8-K contained a letter from E&Y, addressed to the Securities and Exchange Commission stating that it agreed with the comments relating to E&Y in the second paragraph above, and was not in a position to agree or disagree with the comments in the remainder of the above statements.

     Upon recommendation of its Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as independent public accountants to audit the books and accounts of the Company for the fiscal year ending July 31, 2001, such appointment to continue at the pleasure of the Board of Directors and subject to ratification by the stockholders. Arthur Andersen LLP has audited the books and accounts of the Company since 2000. Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement and to respond to appropriate questions. In the event this appointment is not ratified, the Board of Directors will reconsider its selection. Ratification of the selection will require the affirmative vote of a majority of the shares of Common Stock of the Company entitled to vote and represented at the meeting in person or by proxy.

     The Board of Directors recommends that stockholders vote FOR ratification of the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending July 31, 2001.

                             EXECUTIVE COMPENSATION

     The following table sets forth as to each person who was at the end of fiscal 2000, the Chief Executive Officer and the other four most-highly compensated executive officers of the Company information concerning the cash and noncash compensation for services rendered to the Company for each of the last three fiscal years (the "Named Officers").


                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM COMPENSATION
                                                                    ----------------------------------------
                                          ANNUAL COMPENSATION (1)            AWARDS                PAYOUTS
                                          -----------------------   -------------------------   ------------
                                                                                  SECURITIES
                                                                     RESTRICTED   UNDERLYING
                                                                       STOCK         STOCK                      ALL OTHER
                                  FISCAL                              AWARD(S)   OPTIONS/SARs   LTIP PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR    SALARY ($)   BONUS ($)     ($) (2)      (SHARES)        ($) (3)       ($) (4)
---------------------------       ------   ----------   ---------    ----------  ------------   ------------   ------------
WILLIAM G. VAN DYKE ............  2000      593,846      738,000             0      70,500         358,135        49,800
 Chairman, Chief                  1999      539,615      678,000             0      78,000               0        33,425
 Executive Officer and            1998      483,846      606,000             0      78,000         301,219        32,756
 President

JAMES R. GIERTZ ................  2000      259,539      208,075             0      46,374         127,220        15,156
 Senior Vice President,           1999      239,962      172,050             0      35,304               0        10,755
 Commercial and Industrial        1998      219,769      134,451             0      57,964         137,324        12,213

WILLIAM M. COOK ................  2000      228,077      227,095       249,219      21,500         145,981        14,943
 Senior Vice President,           1999      213,654      203,374             0      26,000               0        11,515
 Industrial                       1998      196,539      172,126             0      26,000          55,377         9,097

LOWELL F. SCHWAB ...............  2000      222,846      188,474       179,438      21,000         112,015        12,606
 Senior Vice President,           1999      200,962      132,304             0      24,000               0        10,363
 Operations                       1998      183,462      151,782             0      24,000          93,020        10,496

NICKOLAS PRIADKA ...............  2000      239,077      142,070             0      22,500         115,228        12,448
 Senior Vice President,           1999      224,654      121,786             0      27,000               0        10,586
 OEM Engine Systems and           1998      207,154      140,697             0      42,631         110,124        10,842
 Parts

--------------------
(1) Includes any portion deferred under the Deferred Compensation and 401(K) Excess Plan.

(2) Amounts in the Restricted Stock Award column represent the dollar value of grants of restricted stock under the Company's 1991 Master Stock Compensation Plan. Regular dividends are paid on the restricted shares. At the end of fiscal 2000, the number and value of the aggregate restricted stockholdings for the Named Officers were: William G. Van Dyke, 0, $0; James R. Giertz, 25,000, $478,125; Nickolas Priadka, 0, $0; Lowell F. Schwab, 9,000, $172,125; and William M. Cook, 12,500, $239,063. Restricted
     stock awards totalling an additional 20,000 were made to the Executive Officers as a group and no other awards were made to the Non-Executive Officer Employees as a Group.

(3) Earned under the Company's 1991 Master Stock Compensation Plan during the three-year period ending in the fiscal year in which the payout is listed. Payout is made in the form of the Company's common stock and delivered during the following fiscal year.

(4) Amounts in this column represent the dollar value of share allocations (i) under the Company's match for bonus and salary under the Company's ESOP and 401k benefit plans; and (ii) under the Company's match for deferred bonus and salary and salary in excess of the limits established by Section 415 of the Internal Revenue Code contributed by the Company to an unqualified supplemental plan. The amounts for fiscal 2000 are:

                                          SALARY       DEFERRED SALARY
      NAME                           AND BONUS MATCH   AND BONUS MATCH   EXCESS MATCH
      ----                           ---------------   ---------------   ------------
      William G. Van Dyke .........       $3,220           $17,818         $28,762
      William M. Cook .............        3,867             6,141           4,935
      James R. Giertz .............        4,292                 0          10,864
      Nickolas Priadka ............        4,413             1,922           6,113
      Lowell F. Schwab ............        4,800                 0           7,806

                     OPTION/SARs GRANTED IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS (1)
                            --------------------------------------------
                              NUMBER OF      % OF TOTAL                                      POTENTIAL REALIZABLE VALUE AT
                             SECURITIES     OPTIONS/SARs                                     ASSUMED ANNUAL RATES OF STOCK
                             UNDERLYING      GRANTED TO       EXERCISE                  PRICE APPRECIATION FOR OPTION TERM (3)
                            OPTIONS/SARs     EMPLOYEES         OR BASE     EXPIRATION   --------------------------------------
NAME                         GRANTED (2)   IN FISCAL YEAR   PRICE/SH ($)      DATE         0% ($)        5% ($)       10% ($)
----                        ------------   --------------   ------------   ----------   -----------   -----------    ---------
WILLIAM G. VAN DYKE            70,500            15.4           23.00       12/06/09         0         1,021,042     2,588,264

JAMES R. GIERTZ                24,500             5.3           23.00       12/06/09         0           354,830       899,468
                               16,115(4)          3.5           24.25       12/05/06         0           157,483       366,405
                                5,759(4)          1.3           24.25       12/21/05         0            47,405       107,517

WILLIAM M. COOK                21,500             4.7           23.00       12/06/09         0           311,381       789,329

LOWELL F. SCHWAB               21,000             4.6           23.00       12/06/09         0           304,140       770,972

NICKOLAS PRIADKA               22,500             4.9           23.00       12/06/09         0           325,864       826,042

ALL EXECUTIVE OFFICERS
 AS A GROUP                   204,686            44.6

ALL NON-EXECUTIVE OFFICER
 EMPLOYEES AS A GROUP         254,600            55.4

---------------------
(1)  No stock appreciation rights ("SARs") have been granted.

(2) All grants (other than as noted in footnote (4)) during the period were non-qualified stock options granted at the market value on date of grant for a term of ten years, vesting immediately and were granted with the right to use shares in lieu of the exercise price and to satisfy any tax withholding obligations.

(3) These amounts represent certain assumed rates of appreciation over the full term of the option. The value ultimately realized, if any, will depend on the amount by which the market price of the Company's stock exceeds the exercise price on date of sale.

(4) These grants were made to individuals who exercised an option during fiscal 2000 and made payment of the purchase price using shares of previously owned Company stock. This restoration or "reload" grant is for the number of shares equal to the shares used in payment of the purchase price or withheld for tax withholding. The option price is equal to the market value of the Company's stock on the date of exercise and will expire on the same date as the original option which was exercised. These options, which are the result of such a restoration, do not contain the reload feature.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS/SARs
                                                      OPTIONS/SARs AT FISCAL YEAR-END (2)      AT FISCAL YEAR-END (2)(3)
                            SHARES         VALUE      -----------------------------------   ------------------------------
                          ACQUIRED ON     REALIZED      EXERCISABLE       UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
NAME                     EXERCISE (1)        ($)          (SHARES)          (SHARES)             ($)             ($)
----                     ------------     --------    ---------------   -----------------   -------------  ---------------
WILLIAM G. VAN DYKE              0              0         662,656             26,000         3,296,147            0
JAMES R. GIERTZ             26,983        245,508         162,336              9,666            47,775            0
WILLIAM M. COOK                  0              0         139,782              8,666           332,243            0
LOWELL F. SCHWAB                 0              0         121,108              8,000           326,252            0
NICKOLAS PRIADKA                 0              0         157,131              9,000           393,787            0

--------------------
(1) The number of shares shown in this column is larger than the number of shares actually acquired on exercise. The actual number of shares received is reduced by the number of shares delivered in payment of the exercise price and shares withheld to cover withholding taxes.

(2)  No SARs were exercised in fiscal 2000.

(3) This value is based on the difference between the exercise price of such options and the closing price of Company Common Stock as of fiscal year-end 2000.


             LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                     ESTIMATED FUTURE PAYOUTS
                           NUMBER OF          PERFORMANCE                UNDER NON-STOCK
                         SHARES, UNITS      OR OTHER PERIOD             PRICE-BASED PLAN
                            OR OTHER       UNTIL MATURATION    ----------------------------------
NAME                       RIGHTS (1)          OR PAYOUT        THRESHOLD     TARGET     MAXIMUM
----                     -------------    ------------------   -----------   --------   ---------
WILLIAM G. VAN DYKE         15,600         8/1/99 - 7/31/02       3,900        15,600     42,900
JAMES R. GIERTZ              5,700         8/1/99 - 7/31/02       1,425         5,700     15,675
WILLIAM M. COOK              5,100         8/1/99 - 7/31/02       1,275         5,100     14,025
LOWELL F. SCHWAB             4,800         8/1/99 - 7/31/02       1,200         4,800     13,200
NICKOLAS PRIADKA             5,300         8/1/99 - 7/31/02       1,325         5,300     14,575

---------------------
(1) Awards are of Performance Shares of the Company's common stock. Awards are earned only if the Company achieves the minimum Performance Objectives and the Award Value will be based on a weighting of compound corporate net sales growth and after-tax return on investment over the three year period. The amounts shown in the table under the headings "Threshold", "Target" and "Maximum" are amounts awarded at 25%, 100% and 275% of the targeted award. The award may also be adjusted upward by 25% for consistency if earnings per share increase in each of the three years in the period by at least 5%.

           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Human Resources Committee of the Board of Directors, consisting of five independent, non-employee directors ("the Committee"), is responsible for establishing the compensation programs for the Company's executive officers. The objectives of the Company's executive compensation program are to:

     * emphasize a pay-for-performance philosophy by placing significant portions of pay at risk and requiring outstanding results for payment at the threshold level;

     * attract and retain the best executives available in our industry and have their compensation levels keyed to a peer group of companies;

     * motivate and reward executives responsible for attaining the financial and strategic objectives essential to the Company's long-term success focusing on earnings per share growth and continued growth in stockholder value; and

     * align the interests of executives with those of the Company's stockholders by providing a significant portion of compensation in the form of Company common stock. Common stock ownership objectives have been established for all executive officers ranging from five to ten times base salary.

     BASE SALARIES. Base salaries for all executives are reviewed annually based on performance and market conditions. A performance appraisal is required for all executives of the Company. The Committee approves and/or determines the annual base salary increases for all senior executives based on performance of the executive and external market data. The Company's objective is that base salaries should approximate the mid-point (average) of senior executives of manufacturing companies of similar size in the United States. The Company uses nationally known consultant surveys for external market data.

     ANNUAL CASH INCENTIVE. Executive officers are eligible for target awards under the annual incentive program that range up to 60% of base salary. The size of the target award is determined by the executive officer's position and competitive data for similar positions at the peer and cross-industry companies as presented in the same nationally recognized surveys as are used for the base salary. The Company sets aggressive performance goals and, in keeping with the strong performance-based philosophy, the resulting awards decrease or increase substantially if actual Company performance fails to meet or exceeds targeted levels. Payments can range from 0% to 200% of the target awards. Executive officers have up to 100% of their annual cash incentive opportunity linked to achieving record Earnings Per Share (EPS).

     Consequently, executive officers must obtain record EPS, thereby increasing stockholder value, to receive a competitive annual cash incentive.

     LONG-TERM INCENTIVE STOCK COMPENSATION AND STOCK OPTION GRANTS. There was a payout under the long-term incentive plan in 2000 following after no payout in 1999. The volatility in the long-term incentive plan payouts for the three years shown in the summary compensation table is consistent with the at risk nature of the payouts and the pay for performance philosophy. The Long-Term Performance Award program is based on three-year compounded growth in net sales and an after-tax Return on Investment that exceeds the Company's weighted average cost of capital. Under this program, the Committee selected eligible executives and established an incentive opportunity as a percentage of base salary. In order for a participant to receive a payout, minimum performance must be attained. The Committee occasionally grants restricted stock with a fixed restriction period, usually five years, to ensure retention of key executives. The Committee also believes that significant stock option grants encourage the executive officers to own and hold Donaldson stock and tie their long-term economic interests directly to those of the stockholders. Stock options are typically granted annually. In determining the number of shares covered by such options, the Committee takes into account position levels, base salary, and other factors relevant to individual performance but does not consider the amount and terms of options and restricted stock already held by the executive.

     Targets for the incentive portion of compensation are tied to financial performance in the sixtieth to sixty-fifth percentile of the peer group.

     STOCK OPTION BONUS REPLACEMENT PROGRAM. To encourage stock ownership by executives, The Company adopted in fiscal 2000 a program which allows executives to elect to receive stock options under the 1991 Master Stock Compensation Plan in lieu of some or all of the cash compensation earned under the annual cash bonus incentive program. Currently under the program, participants receive an option to acquire $4 of stock at market value for every $1 of compensation exchanged.

     STOCK OWNERSHIP. Ownership of Donaldson stock is expected of Donaldson executives. The Committee believes that linking a significant portion of the executive's current and potential net worth to the Company's success, as reflected in the stock price, gives the executive a stake similar to the stockholders. The Committee has established stock ownership guidelines for the Named Officers and certain other executive officers, which encourage retention of shares obtained through the exercise of options. The guidelines range from five to ten times base salary and, in addition, require officers to retain one-half of the difference between their initial target ownership and their potential ownership. The goal of the Chief Executive Officer is ten times annual base salary. Mr. Van Dyke currently exceeds this ownership goal.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Mr. Van Dyke's fiscal 2000 base salary and incentive award were determined by the Committee in accordance with the methodology described above.

          BASE SALARY. Mr. Van Dyke's base salary for calendar 2000 was $615,000, which is approximately at the market mid-point for manufacturing companies of similar size.

          ANNUAL BONUS. Mr. Van Dyke's bonus award for fiscal 2000 was $738,000. This annual bonus was earned under the annual incentive program based on earning per share growth of $1.51, up 15% over the previous record earned in fiscal 1999.

          STOCK OPTIONS. Mr. Van Dyke received annual option grants in December 1999 of options to purchase 70,500 shares of stock.

          LONG-TERM INCENTIVE PLAN PAYOUT. Mr. Van Dyke received a payout of 18,726 shares of stock under the Long-Term Incentive Plan in 2000 based on the Company's achieving the performance objectives for three year compounded growth in net sales and after-tax return on investment.

     POLICY ON QUALIFYING COMPENSATION. The Company's policy is to preserve the tax deduction for compensation paid to its Chief Executive Officer and other senior executive officers. In accordance with this policy, in November 1994 the stockholders approved the material terms of the performance goals for payment of the cash bonus under the Company's Annual Cash Bonus Plan for Designated Executives. The 1991 Master Stock Compensation Plan has been amended to limit the number of shares that can be granted in any one year to any one individual to further the policy of preserving the tax deduction for compensation paid to executives.

     CONCLUSION. The executive officer compensation program administered by the Committee provides incentive to attain strong financial performance and an alignment with stockholder interests. The Committee believes that the Company's compensation program focuses the efforts of Company executive officers on the continued achievement of growth and profitability for the benefit of the Company's stockholders.

Human Resources Committee

Stephen W. Sanger, Chair
Paul B. Burke
Jack W. Eugster
John F. Grundhofer
Kendrick B. Melrose

                               PERFORMANCE GRAPHS

     The following graphs compare the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years and eleven fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Index of Manufacturing Companies. The first graph assumes the investment of $100 in the Company's Common Stock and each of the indexes at the market close on fiscal year-end 1995 and the reinvestment of all dividends. The second graph assumes the investment of $100 in the Company's Common Stock and each of the indexes at the market close on fiscal year-end 1989 and the reinvestment of all dividends. The Company believes the second graph is useful in showing the cumulative total stockholder return over the eleven-year period of consecutive double-digit increases in earnings per share.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


                              [PLOT POINTS CHART]

                           FISCAL YEARS ENDED JULY 31

                                   1995           1996          1997           1998           1999           2000
                               ------------   -----------   ------------   ------------   ------------   ------------
Donaldson ..................    $  100.00      $  93.12      $  155.79      $  143.12      $  193.52      $  151.47
S&P 500 ....................       100.00        116.56         177.33         211.52         254.27         277.08
S&P Manufacturing ..........       100.00        118.33         185.03         182.09         254.49         245.39

                COMPARISON OF ELEVEN YEAR CUMULATIVE TOTAL RETURN


                              [PLOT POINTS CHART]

                           FISCAL YEARS ENDED JULY 31

                                 1989         1990         1991         1992         1993
                             ------------ ------------ ------------ ------------ ------------
Donaldson ..................  $  100.00    $  181.27    $  209.85    $  274.82    $  341.31
S&P 500 ....................     100.00       106.50       120.11       135.47       147.29
S&P Manufacturing ..........     100.00       109.34       115.49       120.56       136.82


                                 1994         1995         1996         1997         1998         1999         2000
                             ------------ ------------ ------------ ------------ ------------ ------------ ------------

Donaldson ..................  $  455.76    $  503.39    $  468.79    $  784.23    $  720.47    $  974.16    $  762.52
S&P 500 ....................     154.90       195.23       227.56       346.21       412.95       496.40       540.93
S&P Manufacturing ..........     159.16       218.07       258.04       403.50       397.10       554.97       535.12

                                PENSION BENEFITS

     The Company maintains the Donaldson Company, Inc. Salaried Employees' Pension Plan (the "Retirement Plan"), a defined benefit pension plan that provides retirement benefits to eligible employees through a cash balance plan structure. The Company also maintains the Donaldson Company, Inc. Excess Retirement Plan (the "Excess Retirement Plan"). The Excess Retirement Plan is an unfunded, non-qualified deferred compensation arrangement that primarily provides retirement benefits that cannot be paid under the Retirement Plan because of the limitations imposed by the Code on qualified plans in regards to compensation and benefits.

     Participants in the Retirement and Excess Retirement Plans accumulate benefits in a hypothetical account balance through interest credits, and company credits that vary with age, service and pay. At retirement or termination of employment, the vested account balance is payable to the participant in the form of an immediate or deferred lump sum, or an actuarially equivalent annuity.

     Under the cash balance benefit structure, account balances receive an Interest Credit annually. The Interest Credit is defined as the current plan year's Interest Crediting Rate times the account balance as of the beginning of the plan year. The Interest Crediting Rate for a particular plan year is equal to the average auctioned yield of one-year U.S. Treasury Bills during the month of June preceding the plan year, plus one percent. The Interest Crediting Rate is 7.00% for the 2000 plan year.

     Company Credits are credited to the account balances at the end of each plan year. The participant's Company Credit Percentages are based on the participant's years of age and service with the Company and its affiliates as of the end of each plan year. As of August 1, 2000, the sum of years of age plus service for Messrs. Van Dyke, Cook, Giertz, Priadka and Schwab were 82, 66, 49, 84 and 71, respectively. The participant's Base Company Credit is equal to the Base Company Credit Percentage times total covered compensation during the plan year ("Pensionable Earnings"). The participant's Excess Company Credit is equal to the Excess Company Credit Percentage times Pensionable Earnings in excess of the Social Security taxable wage base. The following table displays the Company Credit Percentages for the sum of years of age and service shown:

                                                  COMPANY CREDIT
                                                    PERCENTAGES
                                              ---------------------
            SUM OF YEARS OF AGE PLUS SERVICE     BASE      EXCESS
            --------------------------------  ---------  ----------
                      Less than 40               3.0%       3.0%
                        40 -- 49                 4.0        4.0
                        50 -- 59                 5.0        5.0
                        60 -- 69                 6.5        5.0
                       70 or more                8.5        5.0

     Special Career Credits are credited at the end of the plan year to the account balances of participants who were born prior to August 1, 1957 and continuously employed since August 1, 1992. The Special Career Credits are equal to 3.0% of the participant's pensionable earnings and will continue through the end of the 2007 plan year, or if earlier, through the plan year in which the participant attains 35 years of benefit service. Messrs. Van Dyke, Cook, Priadka and Schwab are all currently eligible to receive Special Career Credits.

     The individuals named in the Summary Compensation Table are also eligible for retirement benefits under the Donaldson Company, Inc. Supplemental Executive Retirement Plan (the "SERP"). The SERP assures participants a lump sum retirement benefit from all company funded retirement programs equal to six times their average compensation (three highest consecutive years) upon reaching age 62 with 20 years of service. This target benefit is reduced by 2% for each year the participant's retirement precedes age 62, and it is also reduced on a prorated basis for less than 20 years of service. In determining whether the SERP must supplement the other company funded retirement programs, the Company will consider the lump sum benefits described in the previous paragraph and footnote (4) to the Summary Compensation Table, as well as, any vested pension benefits available from prior employers, if any.

     The projections below set forth the estimated annual benefit payable to each of the individuals named in the Summary Compensation Table as a single life annuity, beginning at age 65, under the Retirement and Excess Retirement
Plans: Mr. Van Dyke, $546,732; Mr. Cook, $261,504; Mr. Giertz, $221,304; Mr.
Priadka, $184,032; and Mr. Schwab, $158,592. No additional benefits are expected to be required from the SERP for any of these participants. These projections are based on the following assumptions: (1) employment until age 65; (2) no increase in pensionable earnings after the 1999 plan year; (3) interest credits at the actual rate of 7.00% during the 2000 plan year, and 6.00% thereafter; and (4) conversion to a single life annuity at normal retirement age based on a discount rate of 6.00% and the Unisex 1983 Group Annuity Mortality Table.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. To the Company's knowledge, based on a review of copies of such forms and written representations furnished to the Company during fiscal 2000, all Section 16(a) filing requirements applicable to the Company's directors and executive officers were satisfied.

                         CHANGE-IN-CONTROL ARRANGEMENTS

     Each of the Named Officers has a severance agreement with the Company designed to retain the executive and provide for continuity of management in the event of an actual or threatened change of control in the Company (as defined in the agreements). The agreements provide that in the event of a change of control, each key employee would have specific rights and receive certain benefits if, within three years after a change in control, the employee is terminated without cause or the employee terminates voluntarily under "constructive involuntary" circumstances as defined in the agreement. In such circumstance the employee will receive a severance payment equal to three times the employee's annual average compensation calculated over the five years preceding such termination as well as continued health, disability and life insurance for three years after termination. The 1980 and 1991 Master Stock Compensation Plans, the supplementary retirement benefit plan and deferred compensation arrangements also provide for immediate vesting or payment in the event of termination under circumstances of a change in control.

                           2001 STOCKHOLDER PROPOSALS

     Any stockholder wishing to include a proposal in the Company's Proxy Statement for its 2001 annual meeting of stockholders must submit such proposal for consideration in writing to the Secretary of the Company at the address indicated on the first page of this Proxy Statement no later than June 13, 2001. Under the Company's Bylaws, a shareholder proposal not included in the Company's Proxy Statement for its 2001 annual meeting of stockholders is untimely and may not be presented in any manner at the 2001 annual meeting of stockholders unless the stockholder wishing to make such proposal follows certain specified notice procedures set forth in the Company's Bylaws, including delivering notice of such proposal in writing to the Secretary of the Company at the address indicated on the first page of this Proxy Statement no earlier than July 20, 2001 and no later than August 19, 2001.

                                  OTHER MATTERS

     The Company is not aware of any matter, other than as stated above, which will or may properly be presented for action at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented by such proxies in accordance with their best judgment.

     Shareholders who wish to obtain a copy of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission, for the fiscal year ended July 31, 2000, may do so without charge by writing to Shareholder Services, Donaldson Company, Inc., MS 101, P.O. Box 1299, Minneapolis, MN 55440.

                                       By Order of the Board of Directors

                                       /s/ Norman C. Linnell

                                       Norman C. Linnell
                                       SECRETARY
October 12, 2000

                                                                      APPENDIX A


                             AUDIT COMMITTEE CHARTER

MISSION STATEMENT
     The audit committee will assist the board of directors in fulfilling its oversight responsibilities. The audit committee will review the financial reporting process, the system of internal control, the audit process and the company's process for monitoring compliance with laws, regulations and the company's code of conduct. In performing its duties, the committee will maintain effective working relationships with the board of directors, management, and the internal and external auditors.


ORGANIZATION
     The audit committee will be organized consistent with the following significant parameters:

     SIZE OF THE COMMITTEE: The audit committee will have no less than three and no more than 6 members.

     QUALIFICATIONS: Committee members must be "Independent Directors" of the company (Members of the audit committee will be considered independent if they have no relationship to the company that may interfere with the exercise of their independence from management and the company as required under the listing requirements). In addition, each committee member must be "Financially Literate" or must achieve this status through training within six months of being appointed to the committee (for these purposes, "Financially Literacy" is the ability to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement).

     FREQUENCY OF MEETINGS: The committee will have three regularly scheduled meetings each fiscal year, in September, November and May. In addition, the committee will meet at other times if deemed necessary to completely discharge its duties and responsibilities as outlined in this charter.

     APPOINTMENT OF MEMBERS AND CHAIRPERSON: Each committee member will be selected by the Chair of the board of directors and will serve a term of one year. Committee members can serve successive one-year terms without limitation. The Chair of the audit committee will be selected by the Chair of the Board of Directors and will serve in that capacity for one year. The Chair must have academic training in accounting or current or past experience in positions of senior financial management (for example, currently or previously held the position of Chief Financial Officer, Chief Executive Officer or Chair of a corporation). The Chair can serve successive terms in this capacity without limitation.


ROLES AND RESPONSIBILITIES
     A broad outline of the roles and responsibilities of the audit committee is presented below.

     INTERNAL CONTROL:

     1. Evaluate whether senior management has established and appropriately reinforced the importance of internal control within the organization.

     2. Evaluate the scope, effectiveness and significant findings of the self-audit process for North American operations.

     3. Review the internal auditor's report on the results of the annual self-audit survey.

     4. Review the internal auditor's report on recent internal audit activities and significant findings for the company's international operations.

     5. Evaluate whether recommendations for improved internal control identified through the internal audit process are effectively implement by management.

     FINANCIAL REPORTING:

     1. Annually review the significant risks the company is exposed to and evaluate management's plan to manage these uncertainties

     2. Review and evaluate management's interpretation and implementation of mandated changes to accounting and reporting requirements.

     3. Evaluate the accounting treatment of unusual or non-reoccurring transactions such as restructuring charges and acquisitions.

     4. Evaluate significant income statement and balance sheet items which require management judgment

     5. Review and discuss the annual financial statements with management and the external auditors, including confirmation that the audit committee
          (i) discussed with the external auditors the matters requiring discussion by Statement on auditing standards No. 61, (ii) confirm the audit committee received the written report from the external auditors required by Independence Standards Board Statement No. 1. Based on these reviews and discussions, recommend to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

     6. Positively affirm whether audit committee members are independent and disclose any required information about any audit committee members who are not independent.

     7. Review and approve the process for preparing interim, unaudited (quarterly) financial statements.

     COMPLIANCE WITH LAWS, REGULATIONS AND COMPANY POLICIES:

     1. Review the effectiveness of the system for monitoring compliance with laws and regulations.

     2. Review the significant findings from the annual self audit survey of compliance matters

     3. Ensure that the company's compliance manual, code of conduct and corporate policy statements are kept up to date and are accessible to and usable by the entire organization.

     4.   Review and approve the charter on an annual basis.

     RELATIONSHIP WITH EXTERNAL AUDITOR:

     1. The external auditor is ultimately accountable to the board of directors and audit committee of the company. The audit committee and the board of directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

     2. The audit committee will obtain, no less than annually, from the auditor a written statement delineating all relationships between the auditor and the company.

     3. The audit committee will engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and for recommending that the board of directors take appropriate action in response to the outside auditor's report to satisfy itself of the outside auditors' independence.

     4. Review and approve the scope of the external audit to be performed each fiscal year.


REPORTING REQUIREMENTS
     The audit committee chairperson will update the full board of directors regarding the significant items of discussion at each committee meeting. Additional reports on matters of special interest will be submitted to the board of directors as appropriate. In addition to board of director communication, the following information will be reported to the shareholders in the annual proxy statement: (1) confirm that the company has a formal documented audit committee charter, (2) confirm that the audit committee satisfied its obligations under the charter in the prior year, (3) disclose the full text of the audit committee charter at least once every three years and after any significant modification is approved by the board of directors.


APPROVAL OF CHARTER
     This audit committee charter was reviewed and adopted by the audit committee of Donaldson Company, Inc. on September 22, 2000 and approved by the Board of Directors of Donaldson Company at its meeting on September 22, 2000.

       LOCATION OF DONALDSON COMPANY, INC. ANNUAL MEETING OF SHAREHOLDERS




                                  [MAP GRAPHIC]


             Donaldson Company, Inc. Annual Meeting of Shareholders
                    Friday, November 17, 2000, at 10:00 a.m.
                     The Conference Center at Atrium Center
                              3105 E. 80th Street
                             Bloomington, Minnesota

                                   [LOGO](TM)
                                  DONALDSON(R)

                             DONALDSON COMPANY, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 17, 2000
                            10:00 A.M., CENTRAL TIME

                     THE CONFERENCE CENTER AT ATRIUM CENTER
                               3105 E. 80TH STREET
                             BLOOMINGTON, MINNESOTA





 [LOGO](TM)
DONALDSON(R)  DONALDSON COMPANY, INC.                                      PROXY
--------------------------------------------------------------------------------

The undersigned appoints WILLIAM G. VAN DYKE and NORMAN C. LINNELL, and each of them, as Proxies, each with the power to appoint his substitute, to represent and vote, as designated on the reverse side, all shares of the undersigned at the 2000 Annual Meeting of Stockholders of Donaldson Company, Inc. at The Conference Center at Atrium Center, 3105 E. 80th Street, Bloomington, Minnesota, at 10:00 a.m., Central Time, on Friday, November 17, 2000, and at any adjournment thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, DONALDSON COMPANY, INC.






              (CONTINUED, AND TO BE SIGNED AND DATED ON OTHER SIDE)

                                                      --------------------------
                                                        COMPANY #
                                                        CONTROL #
                                                      --------------------------

                                VOTE BY TELEPHONE
                          QUICK *** EASY *** IMMEDIATE
                  CALL TOLL FREE *** ON A TOUCH TONE TELEPHONE
                            1-800-240-6326 -- ANYTIME

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, dated, signed and returned your proxy card. The deadline for telephone voting is noon (ET), November 16, 2000.

AUTOMATED TELEPHONE VOTING INSTRUCTIONS

1. Using a TOUCH-TONE telephone, dial 1-800-240-6326. Please make sure you stay on the line until you receive a confirmation of your vote.

2. When prompted, enter the 3-digit Company Number located in the box on the upper right hand corner of the proxy card.

3. When prompted, enter your 7-digit numeric Control Number that follows the Company Number.
     OPTION #1:  To vote as the Board of Directors recommends on ALL proposals:
                 Press "1" When asked, please confirm your vote by pressing 1 -- THANK YOU FOR VOTING.
     OPTION #2:  If you choose to vote on each proposal separately: Press "0"
                 You will hear these instructions:
                 Proposal 1:  To vote FOR ALL nominees, press "1"; to WITHHOLD
                              FOR ALL nominees, press "9"; to WITHHOLD FOR AN INDIVIDUAL nominee, press "0" and listen to the instructions.
                 Proposal 2:  To vote FOR, press "1"; AGAINST, press "9";
                              ABSTAIN, press "0"

  When asked, please confirm your vote by pressing "1" -- THANK YOU FOR VOTING.







              IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK YOUR PROXY

                       [ARROW] PLEASE DETACH HERE [ARROW]




                  THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR:

1.  Election of directors:  01 JACK W. EUGSTER     03 WILLIAM G. VAN DYKE   [ ] Vote FOR      [ ] Vote WITHHELD
                            02 JOHN F. GRUNDHOFER                               all nominees      from all nominees

                                                                            ___________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S),           |                                           |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX TO THE RIGHT.             |___________________________________________|

2.  Ratify appointment of Arthur Andersen LLP as independent auditors.     [ ]For       [ ] Against       [ ] Abstain

Address Change? Mark Box   [ ]
Indicate changes below:
                                                                               Date ______________________________


                                                                            ___________________________________________
                                                                           |                                           |
                                                                           |                                           |
                                                                           |___________________________________________|

                                                                           PLEASE DATE AND SIGN ABOVE exactly as name
                                                                           appears, indicating, if appropriate, official
                                                                           position or representative capacity. If stock
                                                                           is held in joint tenancy, each joint owner
                                                                           should sign.